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                                                                      Exhibit 99

                          CEDAR SHOPPING CENTERS, INC.
                             44 SOUTH BAYLES AVENUE
                         PORT WASHINGTON, NEW YORK 11050

                                                  CONTACT:     LEO S. ULLMAN
                                                               PRESIDENT
                                                               (516) 767-6492

FOR IMMEDIATE RELEASE:

  CEDAR SHOPPING CENTERS ANNOUNCES COMPLETION OF PURCHASE OF 21 PRIMARILY DRUG
         STORE-ANCHORED PROPERTIES AND DEFERRED CLOSINGS ON FOUR OTHERS

Port Washington, New York - April 26, 2005 - Cedar Shopping Centers, Inc., a real estate investment trust listed on the New York Stock Exchange (symbol:
"CDR") (the "Company"), today announced that it had closed on purchases of 21 of the 25 previously announced properties included in a portfolio of primarily drug store-anchored properties in Ohio, Pennsylvania and New York. Ten of the properties are anchored by Discount Drug Mart; eight of the properties are net-leased to single tenants, including four CVS Drug Stores, a Staples, a McDonald's, a Waffle House and a bank. The aggregate consideration for the properties, excluding closing costs, was approximately $67.9 million, consisting of (i) approximately $27.6 million of new first mortgage financings at a weighted average interest rate of approximately 5.2%, fixed for a 10-year term;
(ii) the assumption of approximately $8.4 million of existing financing at a weighted average interest rate of 7.4%, (iii) approximately $13.8 million in newly issued Operating Partnership Units (convertible into stock of the Company); and (iv) approximately $18.1 million drawn from the Company's secured revolving floating rate credit facility.

In addition, the Company expects to close within thirty days on the purchase of two additional CVS-anchored properties in Ohio, one Discount Drug Mart-anchored property in Ohio and one property in Connecticut anchored by T.J. Maxx, Staples, Olympia Sports and Sleepy's. The total consideration for such four properties will be approximately $19.4 million excluding closing costs, and will also be expected to involve combination of new first mortgage financings, assumption of existing financing, issuance of additional OP units and draws on the Company's credit line.

The Company further expects to complete the purchase of six additional properties anchored by Discount Drug Mart in Ohio during the next two years.

The entire portfolio is being acquired at an 8% cap rate on an unleveraged basis. The sellers are affiliates of Giltz & Associates, Inc., Ohio-based developers of retail and other properties.

Cedar Shopping Centers, Inc. is a self-managed real estate investment trust which, including the properties for which purchases have been completed as described above, owns and operates 54 primarily supermarket-anchored shopping centers, aggregating approximately 5.6 million square feet of gross leasable area, located in Pennsylvania, Ohio, New Jersey, Massachusetts, Maryland, and Connecticut.

Forward-Looking Statements:

Certain statements contained in this Press Release may constitute forward-looking statements within the meaning of the securities laws. Such forward- looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: General and specific economic and business conditions, which will, among other things, affect demand for rental space, the availability and creditworthiness of prospective tenants, lease rents and the availability of financing; adverse changes in the Company's real estate markets, including, among other things, competition with other companies; risks of real estate development and acquisition; risks of adverse operating results and creditworthiness of current tenants; governmental actions and initiatives; and environmental/safety requirements. Such forward-looking statements speak only as of the date hereof. The Company does not intend, and disclaims any duty or obligation, to update or revise any forward-looking statements set forth in this release to reflect any change in expectations, change in information, new information, future events, or circumstances on which such information was based.